UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021 (May 5, 2021)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
(Exact name of Registrant as specified in its Charter)

Luxembourg	001-34354	98-0554932
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
40, avenue Monterey
L-2163 Luxembourg
Grand Duchy of Luxembourg
(Address of principal executive offices including zip code)
+352 2469 7900
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1.00 par value	ASPS	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying
with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2021, Altisource S.à r.l. (“Altisource”), a wholly-owned subsidiary of Altisource Portfolio Solutions S.A. (the “Company”), entered into a binding term sheet (the “Term Sheet”) with Ocwen Financial Corporation and Ocwen USVI Services, LLC (together with their affiliates, “Ocwen”).
The Term Sheet includes provisions to:
–Extend the term of the services agreements between the parties from August 2025 through August 2030
–Expand the scope of the solutions provided to Ocwen to, among other things, include the opportunity to provide field services, first and second chance foreclosure auctions, and title services on Ocwen’s F.H.A., V.A. and U.S.D.A. loans, subject to a process to confirm Altisource’s ability to meet reasonable performance requirements
–Establish a framework for Altisource to expand the foreclosure trustee solutions it provides to Ocwen in additional states, and, as mutually agreed upon by the parties, to deliver reverse mortgage related solutions to Ocwen subject to negotiation of appropriate statements of work or other agreements, a process to confirm Altisource’s ability to meet reasonable performance requirements, and technical integrations as may be applicable
–Resolve a contractual dispute between the parties related to Ocwen’s transfer to New Residential Investment Corp. or its affiliates the rights to designate service providers other than Altisource or its affiliates, including mutual releases with respect to such dispute
–Address Ocwen’s rights in the event of certain change of control or sale of a business transactions by Altisource to an Ocwen competitor on or after September 1, 2028
As specified in the Term Sheet, the terms and conditions of the Term Sheet are binding and supplement, supersede and control over conflicting or inconsistent terms and conditions in other agreements between the parties, and terms and conditions in agreements between the parties as of the date of the Term Sheet that are not otherwise in conflict or inconsistent with the Term Sheet remain in full force and effect.
The description of the Term Sheet is not complete and is qualified in its entirety by reference to the Term Sheet, a copy of which will be attached as an exhibit to the Company’s Form 10-Q for the period ending March 31, 2021 and incorporated herein by reference.
The Company also issued a press release announcing that it entered into the Term Sheet. A copy of the press release is attached hereto as Exhibit 99.1.
FORWARD-LOOKING STATEMENTS
This Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements about management’s beliefs and expectations. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” and similar expressions. Forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Because such statements are based on expectations as to the future and are not statements of historical fact, actual results may differ materially from what is contemplated by the forward-looking statements. Altisource does not undertake, and expressly disclaims, any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, the risks and uncertainties related to pandemics, epidemics or other force majeure events, including the COVID-19 pandemic, and associated impacts to the economy, supply chain, transportation, movement of people, availability of vendors, demand for the Company’s products or services, increased costs, recommendations or restrictions imposed by governmental entities, changes in relevant business practices undertaken or imposed by Altisource’s clients, vendors or regulators, impacts on contracts and client relationships and potential litigation exposure; the Company’s ability to retain existing customers and attract new customers and the potential for changes in Altisource’s customer relationships; various risks relating to our ability to effectively manage our regulatory and contractual obligations; the adequacy of the Company’s financial resources, including its sources of liquidity and ability to repay borrowings and comply with its Credit Agreement, including the financial and other covenants contained therein; as well as Altisource’s ability to retain key executives or employees, general economic and market conditions, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies, and other risks and uncertainties detailed in the “Forward-Looking Statements,” “Risk Factors” and other sections of Altisource’s Form 10-K and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press release issued by Altisource Portfolio Solutions S.A. dated May 6, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2021

Altisource Portfolio Solutions S.A.

By:	/s/ Michelle D. Esterman
Name:	Michelle D. Esterman
Title:	Chief Financial Officer